UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2011

TAKEDOWN ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

22 Billiter Street, London, England	EC3M 2RY
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 995-1070

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into Material Definitive Agreement

On September 7, 2011, we entered into a consulting agreement with Radius Consulting, Inc. to provide our company with business development and financial marketing services. Our company will pay $2,500 each month to Radius as compensation for a period of 90 days.

Item 7.01         Regulation FD Disclosure

On August 17, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future mixed martial arts (“MMA”) fights with Fight Night Entertainment, plus certain rights to the brand and sponsorship representation.

On August 22, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with X-1 World Events, plus certain rights to the brand and sponsorship representation.

On August 24, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Total Combat, plus certain rights to the brand and sponsorship representation.

On August 29, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with the Xtreme Fighting Championship, plus certain rights to the brand and sponsorship representation.

On September 6, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Invincible MMA, plus certain rights to the brand and sponsorship representation.

On September 9, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Absolute Action MMA, plus certain rights to the brand and sponsorship representation.

On September 12, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with League S-70 of Russia, plus certain rights to the brand and sponsorship representation.

On September 13, 2011, we announced that world renowned mixed martial arts agent Ken Pavia, formerly of MMAagents, has been appointed director of business development for our subsidiary, Takedown Fight Media Inc.

On September 15, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Chicago Cagefighting Championship, plus certain rights to the brand and sponsorship representation.

On September 19, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Modern Pankration, plus certain brand and sponsorship rights.

On September 20, 2011, we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Fight Festival, plus certain brand and sponsorship rights.

Item 9.01         Financial Statements and Exhibits

10.1	Consulting Agreement with Radius Consulting, Inc. dated September 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKEDOWN ENTERTAINMENT INC.

/s/ Peter E. Wudy
Peter E. Wudy
President and Director

Date: September 20, 2011